UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 11, 2008

INTELLON CORPORATION

(Exact Name of Registrant as Specified in its charter)

Delaware	333-144520	59-2744155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5100 West Silver Springs Boulevard, Ocala, FL 34482

(Address of Principal Executive Offices) (Zip Code)

(352) 237-7416

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 11, 2008, the underwriters of the recently completed initial public offering of common stock of Intellon Corporation (Nasdaq Global Market: ITLN) (the “Company”) exercised their option to purchase an additional 1,010,000 shares of the common stock of the Company to cover over-allotments at a price of $6.00 per share, less the underwriting discount. The Company granted the underwriters a 30-day over-allotment option to purchase up to 1,125,000 shares of common stock at the public offering price of $6.00 per share, less the underwriting discount. Net proceeds to the Company from the exercise of the over-allotment option will be $5,635,800. In total, including the over-allotment shares, the Company will have sold 8,510,000 shares of the Company’s common stock at $6.00 per share, resulting in proceeds, net of the underwriting discount but before expenses, of $47,485,800. The closing of the sale of the over-allotment shares occurred on January 16, 2008.

The offering was made through an underwriting syndicate led by Deutsche Bank Securities Inc. who acted as book-running manager. Jefferies & Company, Piper Jaffray & Co. and Oppenheimer & Co. acted as co-managers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLON CORPORATION

By:	/s/ Brian T. McGee
Name:	Brian T. McGee
Title:	Senior Vice President and Chief Financial Officer

Date: January 16, 2008